UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Effective May 31, 2023, Centerspace, LP (the “Partnership”), an indirect subsidiary of Centerspace (the “Company”), entered into a First Amendment to Third Amended and Restated Credit Agreement (the “Amendment”), which amended the Third Amended and Restated Credit Agreement (the “Facility”), dated as of September 30, 2021, in the case of each of the Amendment and the Facility made by and among the Partnership, each of the guarantors and lenders from time to time party thereto, and Bank of Montreal, as administrative agent. The Company and Centerspace, Inc., a direct, wholly-owned subsidiary of the Company, remained as guarantors of the Partnership’s obligations under the Facility.

Prior to the Amendment, outstanding amounts under the Facility accrued interest either at the lender’s base rate plus a margin ranging from 25 to 80 basis points, or at the London Inter-bank Offered Rate (“LIBOR”) plus a margin ranging from 125 to 180 basis points. The Amendment replaces LIBOR with the Secured Overnight Financing Rate (“SOFR”) as the benchmark alternative reference rate under the Facility. Loans under the Facility outstanding as of the effective date of the Amendment that accrue interest at a rate determined by reference to LIBOR will continue to accrue interest at a rate determined by reference to LIBOR for the interest period applicable to such loans.

The Amendment also (i) includes updated covenants and representations and warranties by the Partnership and the guarantors related to compliance with certain regulations and (ii) resets the limit permitted under the Facility on the value of repurchases by the Company of Company stock, effective as of the date of the Amendment.

The forgoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure
Centerspace (the “Company”) will participate in Nareit's REITweek: Investor Conference which will be held in New York June 6-8. As part of the conference, the Company's management may discuss matters impacting the Company and its operations with certain participants in attendance. A copy of the materials that will provide the basis for those discussions is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit
Number	Description

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of May 31, 2023, among Centerspace, LP, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KeyBank, National Association and PNC Bank, National Association, as Syndicated Agents, and Bank of Montreal, as Administrative Agent

99.1	Investor Presentation, dated June 2, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Anne Olson
Anne Olson
Date: June 2, 2023		President and Chief Executive Officer